Exhibit 10(s)


                     SAFECARD SERVICES, INC.
              EXECUTIVE DEFERRED COMPENSATION PLAN


                            ARTICLE 1

                            THE PLAN

          1.1 Name. This plan is effective as of December 1, 1993, and shall be known as the SAFECARD SERVICES, INC. EXECUTIVE
DEFERRED COMPENSATION PLAN ("Plan").

          1.2 Purpose. The Company and certain of its executives have entered into employment agreements (the employment agreement as to each executive is referred to as the "Employment Agreement" and are collectively referred to as the "Employment Agreements"). Under the terms of the Employment Agreements, the Company agreed to provide these executives with a supplemental retirement benefit.
It is the purpose of this Plan to provide to participants the supplemental retirement benefit set forth in the Employment Agreements. The Plan is established to provide participants with supplemental deferred compensation, to recognize each participant's service to the Company, and to encourage him to continue employment with the Company. It is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The parties acknowledge and agree that this Plan supersedes the provisions of the Employment Agreement of the participant with respect to any supplemental retirement benefit or deferred compensation benefit.


                            ARTICLE 2

                           DEFINITIONS

          Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning. When the defined meaning is intended, the term is capitalized:

          2.1 "Anniversary Date" for a Plan Year shall mean the last day of the Plan Year.

          2.2  "Base Salary" for a Plan Year shall mean the Base
Salary of the Participant set forth in Section 3.01 of the Employment Agreement between the Participant and the Company as in effect as of the Anniversary Date of the Plan Year.


          2.3 "Beneficiary" means that person or persons determined under Section 4.3 to receive the payment on behalf of a deceased Participant.

          2.4 "Code" means the Internal Revenue Code of 1986, as amended.


          2.5  "Company" shall have the following meaning:

               2.5.1  "Company" shall mean SAFECARD SERVICES, INC.

               2.5.2 In addition, unless the context indicates otherwise, as used in this Plan the term "Company" shall also mean and include any other entity that has been granted permission by SAFECARD SERVICES, INC. to participate in this Plan. This permission shall be granted under such conditions and upon such conditions as SAFECARD SERVICES, INC. deems appropriate. Wright Express Corporation, a subsidiary of SAFECARD SERVICES, INC. has adopted this plan with the consent of SAFECARD SERVICES, INC.

          2.6 "Deferral Account" means the account maintained on the books of the Company as described in Article 3.

          2.7 "Deferral Account Benefit" means the benefit at the date of determination described in Article 4.

          2.8 "Participant" means only an executive of the Company who is specifically designated as a Participant. The list of Participants as of the Effective Date is set forth on Schedule "A" attached hereto. The Chairman of the Company shall have full discretion by an amendment to Schedule "A" to add additional participants to this Plan.

          2.9 "Plan Year" for the first Plan Year shall be a thirteen month period from December 1, 1993 to December 31, 1994.
Thereafter, the Plan Year shall mean the calendar year from January 1 through December 31.

          2.10 "Reasonable Cause" means:

               2.10.1 The Participant's material breach of his or her employment agreement with the Company; or

               2.10.2   The conviction of the Participant for:

                    (1) any crime constituting a felony in the
               jurisdiction in which committed;

                    (2) any crime involving moral turpitude
               (whether or not a felony); or

                    (3) any other criminal act against the Company
               involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony).

               2.10.3    The adjudication of the Participant as
          bankrupt; or

               2.10.4 The failure or refusal of the Participant to follow the lawful and proper directives of the Board of Directors of the Company; or

               2.10.5 Willful malfeasance or gross misconduct by the Participant which damages the Company.

Notwithstanding the foregoing, the Company shall not be deemed to have Reasonable Cause pursuant to Sections 2.10.1 or 2.10.4 unless the Company gives the Participant written notice that the specified conduct or event has occurred and the Participant fails to cure the conduct or event within thirty (30) days after receipt of such notice.

          2.11 "Termination of Employment" means the Participant's ceasing to render services to the Company for any reason whatsoever, voluntary or involuntary, including by reason of death or disability.


                            ARTICLE 3

                        DEFERRAL ACCOUNT

          3.1 Establishment and Determination of Account. The Company shall establish a Deferral Account on its books for each Participant. The Deferral Account balance as of any date is the difference between (i) the Initial Deferral Account described in
Section 3.1.1 as of that date and (ii) the Offset described in
Section 3.1.2 as of that date:

               3.1.1   Initial Deferral Account.  The Initial
          Deferral Account as of any date is the sum of (i) the aggregate contributions described in Section 3.1.1.1, and
          (ii) net investment earnings accrued on such contributions under Section 3.1.1.2 to that date.

                    3.1.1.1   Deferral Contribution.  As of the
             Anniversary Date of each Plan Year (and as of the date of Termination of Employment if such date is other than an Anniversary Date), the Company shall credit to the Deferral Account an amount equal to 6.7 percent of the Base Salary of the Participant for that Plan Year if an Anniversary Date, or 6.7 percent of the Base Salary paid during the Plan Year for service through the date of Termination of Employment in the case of a contribution as of the date of Termination of Employment.

                    3.1.1.2   Investment Earnings.  As of the
             Anniversary Date of each Plan Year, and as of the date the Deferral Account Benefit is payable under Article 4, the Company shall credit as investment earnings the amount that would have been earned (whether a net gain or loss) had the Deferral Account as valued as of the last preceding Anniversary Date (after taking into account the contribution credit under Section 3.1.1.1 for the last preceding Plan Year) received a rate of return for the period equal to the investment experience for that period of the SafeCard Services, Inc. Umbrella Trust.

               3.1.2 Offset. The sum as of any date of (i) the value as of such date of the accounts of the Participant in all defined contribution plans within the meaning of
          Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ever maintained by the Company (including the present value of any such accounts that have previously been distributed to Participant), but excluding any such account to the extent that account consists of contributions (and earnings thereon) made under a salary reduction agreement to a plan described in Code Section 401(k), and (ii) the actuarial present value as of that date of the accrued benefit of the Participant in all defined benefit plans within the meaning of Section 3(35) of ERISA ever maintained by the Company (including the present value of any prior distributions made to Participant under any such plan), expressed in the form of a lump sum payment. The determination of present values shall be made using the basis for actuarial equivalence set forth in each plan to the extent the plan is a defined benefit plan but in all cases the determination shall use as an interest rate the Pension Benefit Guaranty Corporation interest rates for determining the lump sum value of a benefit on plan termination as of the first day of the calendar year as of which the determination is being made.

          3.2 Statement of Accounts. The Company shall provide to the Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Company may determine setting forth the balance in his Initial Deferral Account as of the last day of the Plan Year just ended.

          3.3 Accounting Device Only. The Deferral Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant under this Plan. The Deferral Account shall not constitute or be treated as a trust fund of any kind.


                            ARTICLE 4

               PAYMENT OF DEFERRAL ACCOUNT BENEFIT

          4.1 Entitlement to Benefit. A Participant shall be entitled to his Deferral Account Benefit (described in Section 4.2) upon Termination of Employment unless the termination is by the Company with Reasonable Cause. If the Termination of Employment is a termination of employment by the Company with Reasonable Cause, the Participant shall be entitled to his Deferral Account Benefit upon the later to occur of the following events:

               4.1.1  Termination of Employment; or

               4.1.2  Attainment of age 65.

          4.2 Benefit Calculation/Payment. The Deferral Account Benefit of a Participant is the Deferral Account balance of the Participant as described in Section 3.1 as of the date the benefit becomes payable. The Deferral Account Benefit shall be paid in a lump sum not later than sixty (60) days after the date as of which the benefit becomes payable. Payment shall be made to the Participant, or if the Participant is not living at the time payment is to be made, to the Beneficiary of the Participant.

          4.3 Beneficiary Designations. A Participant shall designate a beneficiary by filing a written notice of such designation with the Company. A Participant may revoke or modify the designation at any time by a further written designation. However, no such designation, revocation or modification shall be effective unless signed by the Participant and accepted by the Company during the Participant's lifetime. The Participant's beneficiary designation shall be deemed automatically revoked (i) if the beneficiary dies prior to the Participant's death, or (ii) if the beneficiary is the Participant's spouse and the Participant's marriage with the spouse is legally dissolved. If the Participant dies without a valid beneficiary designation, the beneficiary of the Participant shall be the Participant's surviving spouse, if any, and if none, the Participant's surviving children and the descendants of any deceased child, by right of representation. If neither the spouse nor any children or descendants survive, then the beneficiary shall be the Participant's estate.

          4.4 Facility of Payment. If a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.


                            ARTICLE 5

                  CLAIMS AND REVIEW PROCEDURES

          5.1 Claims Procedure. The Company shall notify the Participant or beneficiary ("claimant") in writing, within ninety
(90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Company determines that a claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

          5.2 Review Procedure. If a claimant is determined by the Company not to be eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the claimant (and counsel, if any) an opportunity to present his or her position to representatives of the Company orally or in writing as the Company shall determine, and the claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the claimant and the specific provisions of the Plan on which the decision is based.

If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the claimant. In the event of the death of a claimant, the same procedures shall apply to the claimant's beneficiaries.


                            ARTICLE 6

                   ADMINISTRATION AND FINANCES

          6.1 Administration. The plan shall be administered by the Company.

          6.2 Powers of the Company. The Company shall have all powers necessary to administer the Plan, including, without limitation, powers:

               6.2.1     to interpret the provisions of the Plan;

               6.2.2     to establish and revise the method of
          accounting for the Plan and to maintain the accounts; and

               6.2.3 to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

          6.3 Actions of the Company. All determinations, interpretations, rules, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

          6.4 Delegation. The Company shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation by the Company may allow further delegations by the individual or entity to whom the delegation is made. Any delegation may be rescinded by the Company at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

          6.5 Indemnification. To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and any other employee of the Company to whom duties are assigned with respect to this Plan against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties. The Company may also make such advances as it may determine in its discretion for the payment of expenses that the Company determines would be subject to the foregoing right of indemnification. This right of indemnification shall be in addition to any other right to which the Board or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

          6.6 Reports and Records. The Company and those to whom the Company has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

          6.7 Finances. The costs of the Plan shall be borne by the Company. The rights of the Participant (or of his Beneficiary) to benefits under the Plan shall be solely those of an unsecured general creditor of the Company. Any assets acquired by or held by the Company or set aside in the SafeCard Services, Inc. Umbrella Trust shall not be deemed to be held as security for the performance of the obligations of the Company under this Plan. Notwithstanding the foregoing, to the extent under the terms of the Umbrella Trust payments are made by the Trustee of said Trust to the Participant with respect to benefits under this Plan, such payments shall satisfy the obligations of the Company hereunder to the extent of the payments made.


                            ARTICLE 7

                   AMENDMENTS AND TERMINATION

          The Company may amend or terminate the Plan, provided, however, such amendment or termination shall be applicable with respect to a specific Participant only to the extent such amendment or termination was agreed to in writing by the Participant.


                            ARTICLE 8

                          MISCELLANEOUS

          8.1 No Guaranty of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company and the Participant. Nothing contained herein shall give the Participant the right to continue to be retained by the Company or to interfere with the right of the Company to terminate the services of the Participant at any time, nor shall it give the Company the right to require the Participant to continue to provide services to the Company or to interfere with the Participant's right to terminate services at any time.

          8.2 Tax Withholding. The Company shall have the right to withhold or have withheld from any payment under this Plan such income or employment taxes as the Company determines are required to be withheld from the benefits provided under this Plan.

          8.3 Non-Alienation. This Plan shall inure to and be binding on the successors and assigns of the Company. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

          8.4 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of Florida except to the extent such laws are preempted by the laws of the United States of America.

          8.5 Employment Agreement. By execution of the Acceptance of Participation and Amendment of Employment Agreement that is part of Schedule "A" to this Plan, a Participant agrees to be bound by the terms of this Plan and acknowledges that this Plan amends the Employment Agreement between such Participant and the Company by deleting Section 4.08 of the Employment Agreement which provides for a supplemental retirement benefit but retaining all other provisions of the Employment Agreement.

                              COMPANY

                              SAFECARD SERVICES, INC.

                              By
                                     ---------------------------
                              Title
                                     ---------------------------

                          SCHEDULE "A"

                          PARTICIPANTS

          The following shall each become a Participant in this Plan upon execution of the Acceptance of Participation at the end of this Schedule:


                          Paul G. Kahn

                        Francis J. Marino

                       G. Thomas Frankland

                          John R. Birk





                   ACCEPTANCE OF PARTICIPATION
                               AND
                AMENDMENT OF EMPLOYMENT AGREEMENT

          In consideration for participation in the SafeCard Services, Inc. Executive Deferred Compensation Plan, I hereby accept the terms of said Plan and acknowledge that said Plan supersedes the supplemental retirement benefit provided by Paragraph 4.08 of my Employment Agreement with SafeCard Services, Inc. I hereby consent to the amendment by said Plan of my Employment Agreement with SafeCard Services, Inc. by deleting Paragraph 4.08 of my Employment Agreement. I understand that the remaining provisions of my Employment Agreement remain in full force and effect.

                              PAUL G. KAHN
                             ----------------------------
                              Paul G. Kahn


                              FRANCIS J. MARINO
                             ----------------------------
                              Francis J. Marino


                               G. THOMAS FRANKLAND
                              ---------------------------
                               G. Thomas Frankland

                               JOHN R. BIRK
                              ---------------------------
                               John R. Birk